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                                                                    EXHIBIT 16.1


Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read and agree with the comments in Item 4 of Form 8-K of Boots & Coots International Well Control, Inc. (formerly Havenwood Ventures, Inc.) of August 13, 1997.

/s/ Cordovano and Company, P.C.

Cordovano and Company, P.C.
Denver, Colorado
August 13, 1997